Exhibit 10.73

Supplementary Agreement

Party A (the Lender): Sina Accord Investments Limited

Party B (the Borrower): Ambow Education Holding Ltd.

(Collectively as the “Parties”)

WHEREAS,

The Parties signed a loan agreement on April 5, 2017 and Party A agreed to provide a one-year interest-free loan of US$6,000,000 to Party B.

NOW THEREFORE, the parties agree as follows:

1.	The Parties agree to extend the term of such loan for an additional year through April 4, 2019.

2.	All other terms of the Agreement shall remain valid and in full force and effect.

3.	This Supplementary Agreement shall come into force on the date of seal or signature by both parties.

4.	This Supplementary Agreement is signed by two copies. Each party holds one copy.

SIGNED BY
/s/
(Authorized signature for and on behalf of SINO ACCORD INVESTMENTS LIMITED the “Lender”)

Date: March 7, 2018

SIGNED BY
/s/
(Authorized signature for and on behalf of SINO AMBOW EDUCATION HOLDING LTD. the “Borrower”)

Date: March 7, 2018